     As filed with the Securities and Exchange Commission on May 16, 2000
                      Registration Statement No. 333-16533
     --------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                               AFLAC INCORPORATED
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Georgia
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   58-1167100
         --------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

             1932 Wynnton Road, Columbus, Georgia 31999 706-323-3431
         ---------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


                        AFLAC ASSOCIATE STOCK BONUS PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 1999
         ---------------------------------------------------------------
                            (Full Title of the Plan)

                                 DANIEL P. AMOS
                             Chief Executive Officer
                               AFLAC Incorporated
             1932 Wynnton Road, Columbus, Georgia 31999 706-323-3431
         --------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

The Securities and Exchange Commission is requested to send copies of all communication and notices to:

                             MICHAEL P. ROGAN, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                              Washington, DC 20005

     Pursuant to a resolution adopted on June 1st, 1999, by the Board of Directors of American Family Life Assurance Company of Columbus, a Georgia corporation, the AFLAC Associate Stock Bonus Plan (the Plan) was terminated effective June 30, 1999.

     In connection with the termination of the Plan, AFLAC Incorporated (the Company) hereby deregisters 782,980 shares of the Company's common stock, par value $.10 per share, previously registered under the Plan.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on May 16, 2000.


                                    AFLAC INCORPORATED



Dated     May 16, 2000             By:    /s/ Daniel P. Amos
      ------------------------        --------------------------------------
                                       Daniel P. Amos
                                       Chief Executive Officer



Dated     May 16, 2000             By:   /s/ Kriss Cloninger, III
      ------------------------        --------------------------------------
                                       Kriss Cloninger, III
                                       Executive Vice-President,
                                       Chief Financial Officer and Treasurer



Dated     May 16, 2000             By:   /s/ Norman P. Foster
      ------------------------        --------------------------------------
                                      Norman P. Foster
                                      Executive Vice-President,
                                      Corporate Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                   Title                       Date
   ---------------             -----------                 ----------

 /s/ Daniel P. Amos           Chief Executive               May 16, 2000
-------------------------       Officer and Vice          -----------------
Daniel P. Amos                  Chairman of the
                                Board


 /s/ Paul S. Amos             Chairman of                   May 16, 2000
-------------------------       the Board                 -----------------
Paul S. Amos


 /s/ J. Shelby Amos           Director                      May 16, 2000
-------------------------                                 -----------------
J. Shelby Amos


 /s/ Michael H. Armacost      Director                      May 16, 2000
-------------------------                                 -----------------
Michael H. Armacost


 /s/ M. Delmar Edwards        Director                      May 16, 2000
-------------------------                                 -----------------
M. Delmar Edwards, M.D.


 /s/ Joe Frank Harris         Director                      May 16, 2000
------------------------------                            -----------------
Joe Frank Harris


 /s/ Elizabeth J. Hudson      Director                      May 16, 2000
-------------------------                                 -----------------
Elizabeth J. Hudson


 /s/ Kenneth S. Janke, Sr.    Director                      May 16, 2000
-------------------------                                 -----------------
Kenneth S. Janke, Sr.



 /s/ Charles B. Knapp         Director                      May 16, 2000
-------------------------                                 -----------------
Charles B. Knapp


 /s/ Takatsugu Murai          Director                      May 16, 2000
-------------------------                                 -----------------
Takatsugu Murai

 /s/ Yoshiki Otake            Director                      May 16, 2000
-------------------------                                 -----------------
Yoshiki Otake


 /s/ E. Stephen Purdom        Director                      May 16, 2000
-------------------------                                 -----------------
E. Stephen Purdom


 /s/ Barbara K. Rimer         Director                      May 16, 2000
-------------------------                                 -----------------
Barbara K. Rimer


 /s/ Marvin R. Schuster       Director                      May 16, 2000
-------------------------                                 -----------------
Marvin R. Schuster


 /s/ Henry C. Schwob          Director                      May 16, 2000
-------------------------                                 -----------------
Henry C. Schwob


 /s/ J. Kyle Spencer          Director                      May 16, 2000
-------------------------                                 -----------------
J. Kyle Spencer


 /s/ Glenn Vaughn, Jr.        Director                      May 16, 2000
-------------------------                                 -----------------
Glenn Vaughn, Jr.


 /s/ Robert L. Wright         Director                      May 16, 2000
-------------------------                                 -----------------
Robert L. Wright